                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                              --------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 18, 1998



                                 FPA CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)




             Delaware                 1-6830                    59-0874323
         ---------------            -----------             ------------------
         (State or other            (Commission              (I.R.S. Employer
         jurisdiction of            File Number)            Identification No.)
         incorporation)



        One Greenwood Square, #101, 3333 Street Road, Bensalem, PA 19020
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code 215-245-7500
                                                           --------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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Item 5.           Other Events.

                  On May 18, 1998, FPA Corporation (the "Registrant") announced, among other things, plans to rename itself "Orleans Homebuilders, Inc." (the "Name Change"). The Name Change is expected to formally become effective in June or July of 1998.

                  On April 20, 1998, the Registrant's Board of Directors approved and recommended the Name Change to the shareholders of the Registrant. On May 11, 1998, pursuant to Section 228 of the Delaware General Corporation Law, Mr. Jeffrey P. Orleans, the record holder of approximately 62.4% of the Registrant's issued and outstanding Common Stock, approved the Name Change by written consent. The Name Change will become effective twenty (20) days after the mailing of an Information Statement, pursuant to Section 14(c) of the Securities Excahnge Act of 1934, as amended, to the Registrant's shareholders informing them of the Name Change. At the expiration of such twenty (20) day period, the Registrant will file with the Delaware Secretary of State a Certificate of Amendment to the Registrant's Certificate of Incorporation formally effecting the Name Change.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.

                           99. Press Release issued by the Registrant on May 18, 1998.

                                       -1-
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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          FPA CORPORATION



                                          By: /s/ Joseph A. Santangelo
                                              --------------------------------
                                              Joseph A. Santangelo
                                              Secretary and Treasurer


May 27, 1998

                                       -2-
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                                  EXHIBIT INDEX



99.      Press Release issued by the Registrant on May 18, 1998.























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